UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2005

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	0-21639	23-2858652

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania		19044

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

     Effective December 29, 2005, the Board of Directors of NCO Group, Inc. approved the acceleration of vesting of outstanding unvested options to purchase the Company’s common stock, which have an exercise price equal to or greater than $17.25 per share (“Eligible Options”). Any shares received upon the exercise of Eligible Options are restricted and may not be sold prior to the date on which the Eligible Options would have been exercisable under the original terms. As a result of the acceleration, options to purchase 944,308 shares of the Company’s common stock are immediately exercisable. All other terms and conditions applicable to the Eligible Options remain unchanged. All terms and conditions of all options that are not Eligible Options remain unchanged.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

Date: January 5, 2006	By:	/s/ Steven L. Winokur

Steven L. Winokur
Executive Vice President
and Chief Financial Officer